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                                                                    EXHIBIT 99.3

                                                                     [SPSS LOGO]

FOR IMMEDIATE RELEASE
Contact: Marc Brailov, SPSS
312-651-3459
mbrailov@spss.com

          SPSS REPORTS RECORD REVENUES IN 2005 THIRD QUARTER

    NEW LICENSE REVENUES UP 22 PERCENT WITH INCREASED PROFITABILITY;
             INCREASES GUIDANCE FOR ANNUAL REVENUE AND EARNINGS

CHICAGO, Ill. (USA), November 1, 2005 -- SPSS Inc. (NASDAQ: SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter ended September 30, 2005. The company reported its fourth consecutive quarter of record revenues, with third quarter 2005 net revenues of $58.3 million, compared to $53.5 million in the third quarter of 2004, and earnings per diluted share (EPS) of $0.22, compared with $0.05 in the same period last year. Net earnings for the third quarter 2005 included a $1.0 million, or $0.05 per diluted share, non-cash income tax charge largely representing a reassessment of the global deferred income tax accounts.

New license revenues increased 22 percent to $27.4 million from the third quarter of 2004. This increase was driven by double-digit growth in both the company's tools and applications offerings. Operating income in the 2005 third quarter was $8.2 million, or 14 percent of total revenues, compared to $1.2 million, or 2 percent of total revenues, in the same quarter last year.

For the nine months ended September 30, 2005, net revenues totaled $173.8 million, with EPS of $0.55, compared with $163.6 million and $0.11, respectively, for the same period last year. New license revenues increased 14 percent to $77.8 million for the first nine months of 2005. Operating income totaled $19.4 million for the first nine months of 2005, or 11 percent of total revenues, up from $2.9 million, or 2 percent of total revenues, for the same period in 2004. Operating expenses declined by 4 percent from the prior year, reflecting the company's improved productivity gained through cost management and more efficient revenue generation.

Cash totaled $59.1 million, as of September 30, 2005, up from $37.1 million as of December 31, 2004. Net cash flow from operating activities was $34.1 million for the nine months ended September 30, 2005, compared with $8.5 million for the same period last year.

"With four solid quarters in a row, we're feeling pretty confident about the business," said SPSS President and CEO Jack Noonan. "Our sales and marketing execution continues to improve while we steadily build upon our established technological leadership. The company is very well positioned to take advantage of the heightened demand from leading organizations worldwide for predictive analytics."

SIGNIFICANT TRANSACTIONS

SPSS signed software license or service agreements with several organizations during the 2005 third quarter, including: AbsolutData Technologies, Inc.; Achmea; AZ Direct GmbH; Career Education Corporation; Centers for Disease Control and Prevention, Support Center for Infectious Disease; Covenant Healthcare; E & J Gallo Winery; Federal Bureau of Investigation; Giorgio Armani SpA.; Harley-Davidson Motor Company; Humana, Inc.; Interpolis; LexisNexis; MBS Direct LLC.; Mizuno USA, Inc.; NIFTY; Northeastern University; O2 (Germany) GmbH & Co. OHG; Oregon Lottery; OTX; Parnassia; Saga Holidays Ltd.; Tesco; TotalWorks, Inc.; United States

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Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives; and
United States Naval Special Warfare Command.

SPSS 14.0 RELEASED TO EXTEND PREDICTIVE ANALYTICS POWER ENTERPRISE-WIDE

A highlight in the third quarter of 2005 was the successful launch of a significantly enhanced version of the company's flagship statistical software package, SPSS 14.0, which further extends the reach and power of predictive analytics. Organizations worldwide now understand that harnessing these technologies involves a shift from isolated desktop environments to enterprise-level, open and integrated systems. SPSS 14.0 facilitates and accelerates this process with greater openness through new integration with external programming languages, enhanced visualization techniques for communicating analytical results to executives, increased capabilities for scoring and deployment of predictions, and advanced algorithms for rapidly and effectively analyzing very large data sets.

OUTLOOK AND GUIDANCE

"Our third-quarter results further validate the soundness of our operating strategies and commitment of this management team to deliver on its stated objectives," said SPSS Executive Vice President and Chief Financial Officer Raymond Panza. "With disciplined management and process improvements, we are building a solid financial foundation for future success. While we continue to take costs out of the business, the critical driver going forward will be revenue growth in a challenging, but exciting environment."

Panza continued, "In the fourth quarter of 2005, we expect revenues of between $61 million and $64 million, with reported earnings per diluted share of between $0.22 and $0.28. For the full year 2005, we are increasing our revenue guidance from a range of $230 million to $235 million to a range of between $235 million and $238 million, and raising our EPS guidance from $0.70 to $0.75 to a range of between $0.77 and $0.83. This guidance takes into consideration an expected 2005 effective income tax rate of 41 percent, which includes a base 35 percent effective tax rate."

CONFERENCE CALL

The company will host a conference call at 9:00 a.m. CT on November 2, 2005, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-299-7098 in the United States and 617-801-9715 internationally. The live call passcode is 55251673. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 36343591 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's predictive analytics technology connects data to effective strategic action by drawing reliable conclusions about current conditions and critical future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve important processes, and detect and prevent fraud. More than 95 percent of the Fortune 1000 companies are SPSS customers. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.


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SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                           SPSS INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                  (UNAUDITED)


                                                           Three Months Ended September 30,
                                                           ---------------------------------       % of Total Revenue
                                                                                      Yr/Yr        ------------------
                                                              2005          2004      % Chg.       2005          2004
                                                              ----          ----      ------       ----          ----
Net revenues:
 License                                                    $ 27,359      $ 22,335      22%            47%           42%
 Maintenance                                                  25,028        24,518       2%            43%           46%
 Service                                                       5,905         6,645     -11%            10%           12%
                                                            --------      --------               ---------     ---------

Net revenues                                                  58,292        53,498       9%           100%          100%

Operating expenses:
 Cost of license and maintenance revenues                      3,984         3,523      13%             7%            7%
 Sales, marketing and services                                28,322        29,965      -5%            49%           56%
 Research and development                                     11,213        11,477      -2%            19%           21%
 General and administrative                                    6,606         7,311     -10%            11%           14%
                                                            --------      --------               ---------     ---------
Operating expenses                                            50,125        52,276      -4%            86%           98%
                                                            --------      --------               ---------     ---------

Operating income                                               8,167         1,222     568%            14%            2%

Other income (expense):
 Net interest expense                                             68           (67)      NM             -             -
 Other                                                          (257)           47       NM             -             -
                                                            --------      --------               ---------     ---------

Other income (expense)                                          (189)          (20)    845%             -             -
                                                            --------      --------               ---------     ---------

Income (loss) before income taxes                              7,978         1,202     564%            14%            2%

Income tax expense                                             3,926           369     964%             7%            -
                                                            --------      --------               ---------     ---------
Net income                                                  $  4,052      $    833     386%             7%            2%
                                                            ========      ========               =========     =========


Basic net income per common share                           $   0.23      $   0.05     360%

Diluted net income per common share                         $   0.22      $   0.05     340%

Share data:
Shares used in basic per share computation                    17,901        17,587       2%

Shares used in diluted per share computation                  18,647        17,677       5%

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                           SPSS INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                  (UNAUDITED)


                                                             Nine Months Ended September 30,
                                                           ---------------------------------         % of Total Revenue
                                                                                       Yr/Yr         ------------------
                                                             2005          2004        % Chg.        2005          2004
                                                             ----          ----        ------        ----          ----
Net revenues:
 License                                                   $ 77,769      $ 68,113        14%            45%            42%
 Maintenance                                                 76,788        72,605         6%            44%            44%
 Service                                                     19,272        22,894       -16%            11%            14%
                                                           --------      --------                 ---------      ---------

Net revenues                                                173,829       163,612         6%           100%           100%

Operating expenses:
 Cost of license and maintenance revenues                    11,751        10,699        10%             7%             7%
 Sales, marketing and services                               87,847        97,010        -9%            51%            59%
 Research and development                                    33,611        35,154        -4%            19%            21%
 General and administrative                                  21,183        17,873        19%            12%            11%
                                                           --------      --------                 ---------      ---------
Operating expenses                                          154,392       160,736        -4%            89%            98%
                                                           --------      --------                 ---------      ---------

Operating income                                             19,437         2,876       576%            11%             2%

Other income (expense):
 Net interest income (expense)                                   21          (171)     -112%             -              -
 Other                                                       (2,167)          234         NM            -1%             -
                                                           --------      --------                 ---------      ---------

Other income (expense)                                       (2,146)           63         NM            -1%             -
                                                           --------      --------                 ---------      ---------

Income before income taxes                                   17,291         2,939       488%            10%             2%

Income tax expense                                            7,089           970       631%             4%             1%
                                                           --------      --------                 ---------      ---------

Net income                                                 $ 10,202      $  1,969       418%             6%             1%
                                                           ========      ========                 =========      =========

Basic net income per common share                          $   0.56      $   0.11       409%

Diluted net income per common share                        $   0.55      $   0.11       400%

Share data:
Shares used in basic per share computation                   18,111        17,687         2%

Shares used in diluted per share computation                 18,546        17,966         3%


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                                    SPSS INC. AND SUBSIDIARIES
                              CONSOLIDATED CONDENSED BALANCE SHEETS
                                          (IN THOUSANDS)


                                                          SEPTEMBER 30,     DECEMBER 31,
                                                             2005              2004
                                                          ------------      -----------
                                                          (UNAUDITED)
ASSETS
Current assets
     Cash and cash equivalents                             $  59,077         $  37,107
     Accounts receivable, net                                 37,892            50,007
     Inventories, net                                            858               789
     Deferred income taxes                                    14,614            15,503
     Prepaid income taxes                                      5,860             7,064
     Other current assets                                      4,308             5,248
                                                           ---------         ---------
        Total current assets                                 122,609           115,718

Net Property, equipment and leasehold improvements            20,834            21,480
Capitalized software development costs, net                   29,998            28,178
Goodwill                                                      42,133            42,197
Intangibles, net of accumulated amortization                   3,060             3,278
Noncurrent deferred income taxes                              20,440            22,860
Other noncurrent assets                                        1,473             1,614
                                                           ---------         ---------
        Total assets                                       $ 240,547         $ 235,325
                                                           =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                         $   2,500         $   2,500
     Accounts payable                                          5,688             6,127
     Income and value added taxes payable                      4,657             7,340
     Deferred revenues                                        59,966            62,148
     Other accrued liabilities                                21,854            23,757
                                                           ---------         ---------
        Total current liabilities                             94,665           101,872

Noncurrent deferred income taxes                                 632               632
Noncurrent notes payable                                       1,499             3,381
Other noncurrent liabilities                                     501               981

Stockholders' equity
     Common Stock                                                181               177
     Additional paid-in capital                              158,540           152,477
     Deferred compensation                                    (1,079)             (145)
     Accumulated other comprehensive loss                     (8,362)           (7,818)
     Accumulated deficit                                      (6,030)          (16,232)
                                                           ---------         ---------
        Total stockholders' equity                           143,250           128,459
                                                           ---------         ---------

        Total liabilities and stockholders'  equity        $ 240,547         $ 235,325
                                                           =========         =========

                           SPSS INC. AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                       -------------------------
                                                                         2005             2004
                                                                       --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                         $ 10,202         $  1,969
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                  10,881           11,966
          Deferred income taxes                                           3,073           (7,132)
          Noncash services recoveries                                         -           (1,125)
          Gain from property disposal                                                       (622)
          Changes in assets and liabilities:
             Accounts receivable                                          9,488           12,773
             Inventories                                                    (96)             841
             Prepaid and other assets                                       812             (537)
             Accounts payable                                              (234)            (700)
             Accrued expenses                                              (952)            (982)
             Income taxes                                                (1,252)          (5,228)
             Deferred revenue                                               529           (3,750)
          Other, net                                                      1,647            1,031
                                                                       --------         --------

Net cash provided by operating activities                                34,098            8,504
                                                                       --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures, net                                           (4,229)          (3,779)
     Capitalized software development costs                              (8,092)          (7,023)
     Consideration for acquisition                                         (780)
     Repurchase of common stock issued for acquisition                                    (5,421)
     Proceeds from the divestiture of Sigma-series product line                            3,000
     Proceeds from property disposal                                          -            2,476
                                                                       --------         --------

Net cash used in investing activities                                   (13,101)         (10,747)
                                                                       --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayments under line-of-credit agreements                      (1,882)          (1,946)
     Proceeds from issuance of common stock                               4,876            2,507
                                                                       --------         --------

Net cash provided by financing activities                                 2,994              561
                                                                       --------         --------

Effect of exchange rates on cash                                         (2,021)            (107)
                                                                       --------         --------

Net change in cash and cash equivalents                                  21,970           (1,789)
Cash and cash equivalents at beginning of period                         37,107           36,101
                                                                       --------         --------
Cash and cash equivalents at end of period                             $ 59,077         $ 34,312
                                                                       ========         ========